Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of AEP Transmission Company, LLC of our reports dated February 22, 2018 relating to the financial statements and financial statement schedule, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Columbus, OH
April 3, 2018